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                                  Exhibit 10(h)

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                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of this 23d day of April, 2002, by and among DENNIS MORGAN, a resident of the State of Alabama (the "Executive"), and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama (the "Bank").

                                   WITNESSETH:

        WHEREAS, the Bank and the Executive desire to enter into an employment relationship with the other; and

        WHEREAS, the Bank and the Executive each deem it necessary and desirable to execute a written document setting forth the terms and conditions of said relationship.

        NOW, THEREFORE, in consideration of the employment of the Executive by the Bank, of the mutual covenants, promises and agreements herein made, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Employment. The Bank hereby employs Executive's full-time services as Executive Vice President and Senior Credit Officer of the Bank, commencing on the first day that the Bank receives all requisite regulatory approvals for such appointment (the "Commencement Date"). This Agreement shall be for a term of three years, beginning on the Commencement Date. Executive hereby accepts such employment. Executive shall diligently perform the duties customarily performed by such officer, subject to the authority of the Board, and shall hold and perform all of the responsibilities and duties prescribed by the Board and by the Bylaws of the Bank. During the term of this Agreement, Executive will devote his full time and effort to his duties hereunder, to the exclusion of all other employment or business interests other than passive personal investments, charitable, religious or civic activities.

        2. Base Salary. As compensation for his services to the Bank, the Bank agrees to pay Executive a salary of Ninety-Five Thousand Dollars ($95,000.00) on an annual basis beginning on April 23, 2002 until October 23, 2002. Beginning October 23, 2002, the Bank agrees to pay Executive a salary of Ninety-Seven Thousand Five Hundred Dollars ($97,500.00) on an annual basis. The salary shall be paid in equal bi-weekly installments. Payment will be in accordance with the Bank's payroll policies in effect from time to time.

        3. Benefits. The Bank agrees to provide Executive with the following benefits commencing on April 23, 2002, or as soon thereafter as practicable, and continuing for so long as Executive is employed under this Agreement or any extension thereof

        (a) The Bank shall also provide for the Executive a $350.00 per month cafeteria plan benefit, which may be used by Executive to fund benefits selected by him, including major medical and hospitalization insurance. The Bank shall have the right to

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    obtain a term life insurance policy on the Executive for the benefit of the
    Bank up to an amount equal to twice his annual salary.

        (b) An annual paid vacation of three weeks.

        (c) A car allowance of $550 per month, or an equivalent lease arrangement, and all related operating and maintenance expenses.

        (d) Reimbursement of monthly dues and Bank related expenses of Executive at Turtle Point Country Club.

        (e) Reimbursement of expenses of Executive's use of a cellular telephone.

        (f) Other benefits as the Board may approve from time to time.

        4. Expenses. Executive is authorized to incur necessary and customary expenses in connection with the business of the Bank, including expenses for entertainment, trade association meetings, travel, promotion and similar matters. The Bank will pay or reimburse Executive, pursuant to the Bank's policy, for such expenses upon presentation by Executive of the appropriate records which verify such expenses.

        5. Bonus. Executive shall receive a signing bonus in an amount equal to
(i) six months Turtle Point dues payable April 23, 2002, plus (ii) $6,500 payable by November 30, 2002. The Bank recognizes it is important that Executive have a bonus incentive to encourage accomplishment of specified corporate goals, as identified from time to time by the Board or a duly authorized committee of the Board. The Board shall review Executive's performance against the specified goals at least annually. Executive will be eligible for a bonus during calendar year 2002, in the event that the Bank for fiscal year 2002 achieves an operating profit (excluding Extraordinary Items), in an amount equal to 25% of his base salary, payable in the first calendar quarter of 2003. The term "Extraordinary Items" includes bond claim recoveries and tax benefit recoveries accrued on the Bank's financial statements, but does not include provisions to the Bank's allowance for loan and lease losses account. Executive will be eligible for a bonus of up to 25% of his base salary in subsequent fiscal years, based on criteria to be mutually agreed upon by the Board and the Executive.

        6. Stock Options and Stock Incentive Award.

        (a) The Executive shall be eligible to participate in the Stock Option Plan, and Executive will, within thirty days, be issued stock options, subject to the terms of the Stock Option Agreement between the Executive and the Company as provided in Exhibit A, which is attached hereto and incorporated herein by reference.

        (b} The Company hereby grants to Executive an incentive stock bonus of twenty five thousand (25,000) shares of common stock of the Company (the "Stock Bonus"), which Stock Bonus is contingent and shall only be earned as set out below. In the event that the per

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    share price of the Company's common stock, as quoted on the OTC Bulletin
    Board or on another public market if the Company's stock is not quoted on the OTC Bulletin Board, closes at or above $6.00 per share for ten consecutive trading days at any time from three years from the date hereof to and including April 23, 2007, then the Stock Bonus shall be deemed to be earned by the Executive. The $6.00 per share target price shall be adjusted for stock , dividends, stock splits, stock combinations, recapitalization and other similar changes as referenced in Paragraph 5 of the Stock Option Agreement. The ten consecutive trading days requirement noted above will not be met if Executive has, directly or indirectly, purchased any of the Company's common stock during such ten consecutive trading days or during the ten trading days prior to such period.

        7. Severance.

        (a) If Executive becomes disabled or dies, he or his survivors will receive a severance payment in an amount equal to the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the benefits described in paragraph 3(a) of this Agreement for a period of one year.

        (b) If Executive is terminated "for cause" as defined in paragraph 10, Executive will receive no severance payment, and any other benefits described hereunder shall also terminate as of the termination date of employment.

        (c) If Executive is terminated "without cause", Executive will receive a severance payment in an amount equal to the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the benefits described in paragraph 3 of this Agreement for a one year period.

        (d) If Executive terminates his employment as a result of a Change of Control or is terminated as a result of a Change of Control, he will receive a severance payment in an amount equal to 2 1/2 times the Executive's annual salary at the time of termination payable in a lump sum upon termination, plus the benefits described in paragraph 3 of this Agreement for a 2 1/2 year period.

        8. Termination. Except for the provisions of paragraphs 11 and 12, which shall continue in full force and effect, this Agreement shall terminate upon the first to occur of the following:

        (a) The death of Executive;

        (b) The permanent disability of Executive, as defined in paragraph 9;

        (c) Termination by the Bank "for cause" as defined in paragraph 10;

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        (d) Termination by the Bank "without cause" or pursuant to a "Change in
    Control" as defined below. The Bank reserves the right to terminate the Executive at any time.

        (e) Termination by Executive; provided that Executive shall give not less than thirty (30) days' written notice of termination. Upon receipt of notice of intended termination given by Executive, the Bank reserves the right to terminate the Executive's employment effective immediately, provided that in such instance, except in the event of a Change in Control, the Bank shall pay an amount equal to Executive's Base Salary due for the remainder of the thirty (30) day notice period to the termination date, or thirty (30) days, whichever is less.

        (f) The end of the three year term provided for in paragraph l hereof.

    Subject to approval from the appropriate bank regulatory authorities, a "Change in Control" shall be deemed to occur upon the happening of any of the following events:

            (i) A sale or other disposition of substantially all of the assets of the Bank or First Southern Bancshares, Inc., a Delaware corporation, the Bank's parent company, (the "Company"), or a sale or disposition of the issued and outstanding common stock of the Bank or the Company in a single transaction or in a series of transactions to a single person or entity or group of affiliated persons or entities; or

            (ii) A merger or consolidation of the Bank or the Company with or into any other entity, if immediately after giving effect to such transaction more than fifty percent (50%) of the issued and outstanding common stock of the surviving entity of such transaction is held by a single person or entity or group of affiliated persons or entities who were not in control of the Bank or the Company prior to such transaction.

        9. Disability. Executive shall be considered to be permanently disabled in the event that (a) Executive shall suffer permanent total disability as that term is defined under the Alabama Workers' Compensation Law as in effect at the time of such disability, and (b) either Executive or the Bank shall have given the other party thirty (30) days' written notice of his or its intention to terminate Executive's employment because of such disability. In the event that Executive and the Bank are in material disagreement regarding Executive's physical or mental condition, the Bank shall authorize a panel of three (3) physicians selected by the Bank to examine Executive to conclusively determine by a majority whether Executive is physically or mentally incapable hereunder.

        10. Termination for Cause. As used in paragraph 8(c), termination "for cause" shall include, termination for Executive's use of illegal non-prescription drugs or drug or alcohol addiction; acts of dishonesty or infidelity; conviction of a felony; habitual neglect of duty; objectionable acts or conduct as determined by the Bank's banking regulators; willful or gross negligence in carrying out the activities for which employed; or in the event that the Executive's

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performance of his duties does not meet the standards required by the Bank's regulators under the Consent Order or under any replacement order or agreement.

        11. Disclosure of Confidential Information. Executive acknowledges that the Bank possesses certain methods of operation and information concerning its business affairs, including customer lists and other customer information, which are valuable, special and unique assets of its business. Without prior Board approval, Executive agrees not to disclose, during or after the term of his employment, any such information, or any part thereof to any bank, person, firm, corporation, association or other entity for any reason or purpose whatsoever.

        12. Non-Compete/Non-Solicitation.

        (a) It is understood and agreed by parties to this Agreement that under the following conditions, Executive hereby agrees not to directly or indirectly compete with the Bank:

            (i) If Executive voluntarily resigns his position;

            (ii) If there is a Change of Control in the ownership of the Bank;
        or

            (iii) If Executive is terminated "without cause."

        (b) Executive hereby agrees that in the event of termination pursuant to paragraph 12(a)(i) or (ii), he will not compete with the Bank within the areas of Lauderdale and Colbert counties in Alabama (the "Non-Compete Area") for a period of 2 1/2 years from the date of termination. If the Executive is terminated under paragraph 12(a)(iii), then Executive hereby agrees not to compete within the Non-Compete Area for a period of one year from the date of termination.

        (c) Executive agrees that he will not solicit any of the Bank's employees to leave the services of the Bank for a period of two years from the date of termination. The nonsolicitation provision shall apply to any Bank employee during the period of such employee's employment with the Bank and for a period of 30 days after an employee's termination of employment with the Bank.

        (d) Executive can and may invest or purchase stock in any financial institution. However, Executive may not serve on the Board of Directors of any financial institution other than the Bank or act as a consultant or otherwise influence employees to join said institution during the term of this Agreement and for a period of 2 1/2 years from the date of termination as provided in paragraph 12(a)(i) or (ii) above or for a period of one (1) year from the date of termination as provided in paragraph 12(a)(iii) above.

        13. Assignment. The rights and obligations of the Bank and Executive (except the Executive's obligations to perform services) under this Agreement shall inure to the benefit of and shall be binding upon their respective successors, if any. The rights and obligations of Executive under this Agreement shall inure only to the benefit of Executive and are not

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assignable by Executive to any other person or entity by virtue of the unique and personal nature of Executive's services. It is agreed among the parties that there shall be no third-party beneficiaries with standing to enforce this Agreement.

        14. Bank's Conditions to Execution of Agreement. The execution of this Agreement by the Bank is subject to authorization and ratification by its Board of Directors at the next scheduled meeting, and the employment of Executive as provided for herein is subject to prior approval of the Bank's primary regulators.

        15. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior discussion, understanding and commitments, whether oral or written. This Agreement cannot be amended or modified except by subsequent written agreement signed by all parties hereto.

        16. Attorney's Fees and Costs. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

        17. Controlling Law. This Agreement is being executed in and will be performed in the State of Alabama and shall be construed, controlled and interpreted according to the laws of Alabama.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE BANK:

                                        FIRST SOUTHERN BANK

                                        By: /s/ J. Acker Rogers
                                            -------------------------------

                                        Title: Chairman of the Board
                                               ----------------------------

                                        EXECUTIVE:

                                        /s/ Dennis W. Morgan
                                        -----------------------------------
                                        DENNIS MORGAN

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                        AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement (the "First Amendment") made and entered into as of this 14th day of June, 2002 by and among DENNIS MORGAN, a resident of the State of Alabama (the "Executive") and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama ("First Southern").

                                   WITNESSETH:

        WHEREAS, First Southern and the Executive entered into an Employment Agreement dated April 23, 2001 (the "Employment Agreement"); and

        WHEREAS, the parties desire to amend the Employment Agreement as set forth below.

        NOW THEREFORE, in consideration of the Employment Agreement and of the mutual covenants, promises and agreements made therein and herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The following paragraph 18 is hereby appended to the end of the Employment Agreement:

        Notwithstanding any other provision of this Agreement, all payments to Executive pursuant to this Agreement shall be subject to the Bank's compliance with 12 CFR 359 regarding Golden Parachute and Indemnification Payments.

        2. Except as provided by this Amendment, the parties hereby ratify and confirm the terms of the Employment Agreement.

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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        THE BANK:

                                        FIRST SOUTHERN BANK

                                        By: /s/ J. Acker Rogers
                                            ---------------------------------
                                            J. Acker Rogers, Chairman

                                        EXECUTIVE:

                                        /s/ Dennis W. Morgan
                                        -------------------------------------
                                        DENNIS MORGAN



                                        THE COMPANY

                                        FIRST SOUTHERN BANCSHARES, INC.

                                        BY: /s/ J. Acker Rogers
                                            ---------------------------------
                                            J. Acker Rogers, Chairman

                                        EXECUTIVE:

                                        /s/ Billy Jack Johnson, Jr.
                                        -------------------------------------
                                        BILLY JACK JOHNSON, JR.

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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

        This Second Amendment to Employment Agreement (the "Second Amendment") made and entered into as of this 25th day of July, 2002 by and between DENNIS MORGAN, a resident of the State of Alabama (the "Executive") and FIRST SOUTHERN BANK, a banking corporation organized under the laws of the State of Alabama ("First Southern").

                                   WITNESSETH:

        WHEREAS, First Southern and the Executive entered into an Employment Agreement dated April 23, 2002 (the "Employment Agreement"); and

        WHEREAS, the parties desire to amend the Employment Agreement as set forth below.

        NOW THEREFORE, in consideration of the Employment Agreement and of the mutual covenants, promises and agreements made therein and herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Paragraph 7 is hereby amended to delete paragraphs (c) and (d).

        2. Except as provided by this Amendment, the parties hereby ratify and confirm the terms of the Employment Agreement.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        THE BANK:

                                        FIRST SOUTHERN BANK

                                        By: /s/ J. Acker Rogers
                                            ------------------------------------

                                        Name: J. Acker Rogers
                                              ----------------------------------

                                        Title: Chairman of the Board
                                               ---------------------------------

                                        EXECUTIVE:

                                        /s/ Dennis W. Morgan
                                        ---------------------------------------
                                        DENNIS MORGAN